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                                                                     EXHIBIT 2.2

                                                                   Exection Copy


                         REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (this "Agreement") is made as of the 31st day of August, 1998, by and among Westower Corporation, a Washington corporation (the "Company") and Mark Buechley, Seth Buechley and Mark Reed (the "Stockholders").

                                  BACKGROUND

     On August 31, 1998, the parties to this Agreement entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which Cord Communications Incorporated, a California corporation ("CORD") was merged with and into CORD Acquisition Co., a Washington corporation and wholly owned subsidiary of the Company. Capitalized terms used in this Agreement and not otherwise defined in this Agreement shall have the meanings given to them in the Merger Agreement.

     Pursuant to the Merger Agreement, the Company issued to the Stockholders shares of Westower Stock and may issue to the Stockholders additional Westower Stock to reflect the Earnout. As a material term of the Merger Agreement, the Company has agreed to grant to the Stockholders certain registration rights with respect to the Registrable Securities.

     Therefore, the parties agree as follows:

1.   REGISTRATION RIGHTS.  THE COMPANY COVENANTS AND AGREES AS FOLLOWS:

     1.1. DEFINITIONS.  FOR PURPOSES OF THIS SECTION 1:

          (a) The term "1934 Act" means the Securities Exchange Act of 1934, as amended.

          (b)  The term "Act" means the Securities Act of 1933, as amended.

          (c) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that similarly permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.
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          (d)  The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee of Registrable Securities in accordance with Section 1.10 of this Agreement.

          (e) The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement.

          (f) The term "Registrable Securities" means the shares of Westower Stock issued under the Merger Agreement and any common stock of the Company issued or issuable in exchange for or in replacement of, such Westower Stock, excluding in all cases, however, (i) any Registrable Securities transferred by a Holder in a transaction in which rights under this Agreement are not assigned, (ii) any Registrable Securities sold in a public offering pursuant to a Registration Statement filed with the SEC, or
     (iii) any Registrable Securities which may be sold without registration under the Act pursuant to Rule 144 promulgated under the Act.

          (g)  The term "SEC" means the Securities and Exchange Commission.

     1.2. REQUEST FOR REGISTRATION

          (a) If the Company receives at any time after August 31, 1999, a written request from the Holders of a majority of the Registrable Securities then outstanding (the "Initiating Holders") that the Company file a registration statement under the Act covering the registration of at least fifty percent (50%) of the Registrable Securities then outstanding, then the Company shall:

               (i) within 10 days of the receipt thereof, give written notice of such request to all Holders; and

               (ii) provided the Company is eligible to use Form S-3, use all reasonable efforts to effect as soon as practicable, and in any event within 180 days of the receipt of such request, the registration under the Act of all Registrable Securities which the Holders request to be registered, subject to the limitations of subsection 1.2(b), within 20 days of the mailing of such notice by the Company in accordance with
          Section 2.4.

          (b) If the Holders initiating the registration request under subsection 1.2(a) ("Initiating Holders") intend to distribute Registrable Securities by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 1.2(a), and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by the Holders and shall be an underwriter of national standing reasonably acceptable to the Company.

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     In such event, the right of any Holder to include Registrable Securities in the registration shall be conditioned upon such Holder's participation in the underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder). All Holders proposing to distribute their securities through the underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant to this subsection, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in the underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

          (c) Notwithstanding the foregoing, if the Company furnishes to Initiating Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for a registration statement to be filed and it is therefore essential to defer the filing of the registration statement, the Company shall have the right to defer taking action with respect to the filing for a period of not more than 120 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period.

          (d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

               (i) after the Company has effected two registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective; and

               (ii) within twelve months after the effective date of the first registration made pursuant to this Section 1.2.

     1.3. PIGGYBACK REGISTRATION. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock under the Act in connection with the public offering of such securities solely for cash (other than a registration on Form S-4 or Form S-8 or successors thereto or on any other form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of

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the Registrable Securities), the Company shall, at such time, promptly give each
Holder written notice of such registration. Upon the written request of each Holder given within 20 days after mailing of such notice by the Company, the Company shall, subject to the provisions of Section 1.4, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered. In the event that the Company decides, for any reason, not to complete the registration of shares of common stock other than the Registrable Securities, or in the event that the Company is not permitted by any contract with any person for whom shares are to be registered, or in the event that inclusion of the Registrable Securities would in the opinion of the managing underwriter for the offering, impair an offering by the Company or its shareholders for whom the registration statement is filed, the Company shall have no obligation under this Section 1.3 to register, or continue with the registration of, the Registrable Securities.

     1.4. OBLIGATIONS OF THE COMPANY. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

           (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to 120 days or until the distribution contemplated in the Registration Statement has been completed; provided, however, that:

                (i) the 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of the Company or an underwriter of the registration; and

                (ii) in the case of any registration of Registrable Securities that are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all Registrable Securities are sold, provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by
           Section 10(a)(3) of the Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act in the registration statement.

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          (b)  Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

          (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (d) Use its best efforts to register and qualify the securities covered by the registration statement under other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.

          (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          (g) Cause all Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange on which similar securities issued by the Company are then listed.

          (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of the registration.

          (i) Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Agreement, on the date that the Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this
     Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company, in form and substance as is customarily given to underwriters in an underwritten public offering, and (ii) a letter

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     dated such date, from the independent certified public accountants of the
     Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering.

     1.5. EXPENSES OF DEMAND REGISTRATION. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company (including the reasonable fees and disbursements of one counsel for the selling Holders) shall be borne by the Company, provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses).

     1.6. EXPENSES OF COMPANY REGISTRATION. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section
1.3 for each Holder, including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders selected by them, but excluding underwriting discounts and commissions relating to Registrable Securities.

     1.7. UNDERWRITING REQUIREMENTS. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by Holders to be included in such underwriting exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the underwriting only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders having piggyback registration rights according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholder).

     1.8. INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement:

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          (a)  To the extent permitted by law, the Company will indemnify and hold harmless each holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

          (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection, in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection exceed the gross proceeds from the offering received by such Holder.

          (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action (including any governmental action), such

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     indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, than an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section.

          (d) If the indemnification provided for in this Section is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

          (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

          (f) The obligations of the Company and Holders under this Section shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement.

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     1.9.  REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934.  With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time after August 31, 1999 permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to use its reasonable best efforts:

           (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144;

           (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

           (c) furnish to any Holder so long as the Holder owns any Registrable Securities, upon request (i) a written statement by the Company stating whether it has complied with the reporting requirements of SEC Rule 144, the Act and the 1934 Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

     1.10. ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned (but only with all related obligations) by a Holder, provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement; (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act and the Merger Agreement; and (d) the Company gives its prior written consent, such consent not to be unreasonably withheld. The Company agrees that it will consent to assignments to trusts created by the Stockholders for estate planning purposes and to gifts to employees of CORD.

2.   MISCELLANEOUS

     2.1. SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

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     2.2.  GOVERNING LAW.  This Agreement shall be governed by and construed under the laws of the State of Washington.

     2.3. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     2.4. NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in the manner and to the addresses set forth in the Merger Agreement.

     2.5. EXPENSES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

     2.6. AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

     2.7. SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable with its terms.

     2.8. ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter of this agreement.

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     The parties have executed this Registration Rights Agreement as of the date first above written.

                                    WESTOWER CORPORATION,
                                    a Washington Corporation


                                    By: /s/ Calvin J. Payne
                                       -----------------------------------------
                                        Calvin J. Payne, Chairman


                                    /s/ Seth Buechley
                                    --------------------------------------------
                                    Seth Buechley


                                    /s/ Mark Buechley
                                    --------------------------------------------
                                    Mark Buechley


                                    /s/ Mark Reed
                                    --------------------------------------------
                                    Mark Reed

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